EXHIBIT 32.2

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of ACL Semiconductors Inc. (the "Company") on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission (the "Report"), I, Kenneth Lap-Chan, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S. C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.



Date:    April 14, 2005          /s/ KENNETH LAP-YIN CHIN
                                --------------------------------------
                                       Kenneth Lap-Yin Chan
                                       Chief Financial Officer of
                                       ACL Semiconductors Inc.


This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to ACL Semiconductors, Inc. and will be retained by ACL Semiconductors Inc. and furnished to the Securities and Exchange Commission or its staff upon request.